Form: 07L
Release: 2.0
www.lands.nsw.gov.au

LEASE

New South Wales
Real Property Act 1900

Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY Office of State Revenue use only

(A) **TORRENS TITLE** FI 8/1000247 and FI 51/1081618

(B) **LODGED BY**

Document Collection Box	Name, Address or DX and Telephone	CODE
	Reference:	L

(C) **LESSOR** DELTA DAWN PTY LIMITED ACN:101 140 925

The lessor leases to the lessee the property referred to above.

(D) Encumbrances (if applicable):

(E) **LESSEE** YARRAMAN ESTATE PTY LIMITED ACN: 101 141 593

(F) **TENANCY:**

(G) 1. **TERM** Six Months
2. **COMMENCING DATE** 1 January 2006
3. **TERMINATING DATE** 30 June 2006
4. With an **OPTION TO RENEW** for a period of N.A. set out in clause N.A. of N.A.
5. With an **OPTION TO PURCHASE** set out in clause N.A. of N.A.
6. Together with and reserving the **RIGHTS** set out in clause N.A. of N.A.
7. Incorporates the provisions or additional material set out in **ANNEXURE(S)** "A" hereto.
8. Incorporates the provisions set out in N.A. in the Department of Lands, Land and Propert Information Division as No(s). N.A.
9. The **RENT** is set out in clause No. 2 of Annexure 'A'

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.
0507

DEPARTMENT OF LANDS
LAND AND PROPERTY INFORMATION DIVISION

DATE

(H) Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.
Corporation: DELTA DAWN PTY LIMITED (ACN 101 140 925)
Authority: Section 127 of the Corporations Act 2001

Signature of authorised person:
Name of authorised person:
Office held: MANAGER

Signature of authorised person:
Name of authorised person:
Office held: DIRECTOR

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.
Corporation: YARRAMAN ESTATE PTY LTD (ACN 101 141 593)
Authority: Section 127 of the Corporations Act 2001

Signature of authorised person:
Name of authorised person: JOHN K. WELLS
Office held: CFO.

Signature of authorised person:
Name of authorised person: ANY LYON
Office held: CHIEF EXECUTIVE OFFICER

(I) **STATUTORY DECLARATION** *

I,

solemnly and sincerely declare that—

1. The time for the exercise of option to in expired lease No. has ended; and
2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900

and I certify this lease correct for the purposes of the Real Property Act 1900.

Made and subscribed at in the State of New South Wales

on in the presence of—

Signature of witness: Signature of lessor:

Full name of witness:

Address of witness:

Qualification of witness: *[tick one]*

- ☐ Justice of the Peace
- ☐ Practising Solicitor
- ☐ Other *[specify]*

* As the Department of Lands may not be able to provide the services of a justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

ANNEXURE "A"

THIS IS THE ANNEXURE "A" REFERRED TO IN THE LEASE DATED THE ....12th... DAY OF ....MAY............................ 2006 MADE BETWEEN . DELTA DAWN PTY LIMITED (ACN: 101 140 925) AS LESSOR AND YARRAMAN ESTATE PTY LIMITED (ACN: 101 141 593) AS LESSEE

1. CONVEYANCING ACT 1919

The parties covenant to be subject to the provisions as set out in the second column of Part 2 of Schedule 4 to the *Conveyancing Act 1919*, as amended. These are summarised as follows:

(a) That the Lessee covenants with the Lessor to pay rent.

(b) And to repair; reasonable wear and tear damage by lightning, flood, tempest and fire (other than fire caused by the negligence of the Lessee, his contractors, servants and/or agents) only excepted.

(c) And to maintain and leave the Property in good repair (having regard to the condition of it at the commencement of this Lease), reasonable wear and tear and damage by lightning, flood, tempest and fire (other than fire caused by the negligence of the Lessee his contractors servants and/or agents) only excepted.

(d) And that the Lessor may enter and view the state of repair at all reasonable times without prior notice and the Lessee will repair according to the notice in writing, and that in default the Lessor may repair and recover the costs of such repairs from the Lessee.

(e) And to keep up fences having regard to the conditions of them at the commencement of this Lease, reasonable wear and tear and damage by lightning, storm, tempest and fire (other than fire caused by the negligence of the Lessee his contractors servants and/or agents) only excepted.

Sections 84 and 85 of the *Conveyancing Act 1919* as amended to the extent hereinafter mentioned are varied, extended and/or negatived:

> The right of re-entry and determination shall be exercisable upon the rent being in arrears or default continuing for fourteen (14) days, upon the Lessee becoming bankrupt or assigning his estate for the benefit of creditors or committing an act of bankruptcy or being a company, going into liquidation otherwise than for the purpose of reconstruction or allowing the term hereby created to be taken in execution under any court proceedings or applying for or being granted a stay order under the *Farmer's Relief Act 1932* (as amended).

In the event there is an inconsistency between the above statutory provisions and the provisions of this Lease, the provisions of this Lease shall prevail.

2. RENT AND OUTGOINGS

(a) The Lessee covenants with the Lessor to pay to the Lessor or as the Lessor directs the annual rental of Five hundred and twenty five thousand dollars ($525,000.00) ("the Rent") payable in advance in monthly instalments of $43,750.00 the first payment to be made on or before the Commencing Date of the Lease and thereafter in advance, on or before the first days of each month during the term of this Lease. This figure does not include GST which is also payable in accordance with clause 3.

(b) the Lessee will promptly pay all rates and taxes payable in respect of the Property during the continuance of this Lease and will pay all rent and other moneys, if any, due to the Crown, including the Rural Land Protection Board rates.

(c) The Lessee must punctually pay for all water, gas, electricity, telephone, heat and other utilities that are provided to the Property.

(d) **CPI Review**

On the anniversary of the Commencing Date of the Lease for each year during the term of this Lease ("the CPI Review Date") the Rent increases to an amount represented by A where:

$$A = \frac{B}{C} \times D$$

Where B = the Index Number for the quarter ending immediately before the relevant CPI Review Date.

C = the Index Number for the quarter last published before the Commencing Date or the most recent CPI Review Date (whichever is the latter); and

D = the Rent payable immediately before the CPI Review Date

And "Index Number" means the Consumer Price Index (All Groups) for Sydney published by the Australian Bureau of Statistics. If that index no longer exists, "Index Number" means an index that the president of the Australian Property Institute Inc (NSW) Division decides best reflects changes in the cost of living in Sydney, provided that nothing in this clause shall operate to reduce the Rent.

3. GST

(a) GST Definitions

For the purpose of this lease:-

"GST" means GST within the meaning of the GST Act.
"GST Act" means the A New Tax System (Goods and Services Tax) Act 1999 (as amended)
Expressions set out in italics in this clause bear the same meaning as those expressions in the GST Act.

(b) Amounts otherwise payable do not include GST

Except where express provision is made to the contrary, and subject to this clause, the *consideration* payable by any party under this Lease represents the *value* of any *taxable supply* for which payment is to be made.

(c) Liability to pay any GST

If a party makes a *taxable supply* in connection with this Lease for a *consideration*, which, under sub-clause (b), represents its *value*, then the party liable to pay for the *taxable supply* must also pay, at the same time and in the same manner as the *value* is otherwise payable, the amount of any GST payable in respect of the *taxable supply*.

(d) Penalties

Where the Lessor has paid, is liable to pay or shall become liable to pay any penalties or interest as a result of late payment of GST where late payment is as a result of the failure of the Lessee to comply with the terms of this clause, then the Lessee shall pay to the Lessor an additional amount on demand equal to the amount of those penalties and interest for GST.

(e) Tax Invoice

A party's right to payment for any *taxable supply* made under this Lease is subject to a valid tax invoice being delivered to the party liable to pay for the *taxable supply* prior to any such payment being required to be made.

4. ABATEMENT OF RENT

The Lessor hereby covenants with the Lessee that in the event of any resumption or reservation by the Crown or any public authority of the Property or any part of it for any purpose, then subject to the Lessor's rights as referred to in clause 2 above, the rent payable under this

Lease shall be reduced in respect of the land on which no building is erected by a sum equivalent to the proportion that the land so resumed or reserved bears to the whole of the Property hereby demised provided however that should the Crown or public authority permit the Lessee to continue in occupation of any land so resumed then there shall be no such reduction but the Lessor shall pay any rent in respect of it due to the Crown or public authority.

5. GIVE UP POSSESSION ON DETERMINATION

On the expiration or other sooner determination of this Lease the Lessee shall leave the Property and shall deliver up to the Lessor all livestock plant and equipment the property of the Lessor in good order and condition.

6. LESSEE'S COVENANTS

(a) Assignment and Sub-Letting

The Lessee will not assign, transfer, sublet or part with possession of the Property or any part of it without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

(b) Use of Leased Property

The Lessee will use the Property only for agricultural purposes as approved by the Lessor.

(c) Observe Rules of Good Husbandry

The Lessee will not graze cattle and/or other stock upon the Property otherwise than in a proper and husbandlike manner having regard to the rules of good husbandry as are generally recognised as applying to the property of the same character and in the same neighbourhood as the Property hereby demised.

(d) Exterminate Pests and Noxious Weeds

(i) The Lessee will, at its own cost, at all times during the currency of this Lease and any extension of it from time to time use all power and effective means for keeping down and exterminating on the leased Property all rabbits, hares, kangaroos, dingoes, foxes, grasshoppers and other vermin and noxious animals, all noxious plants and weeds and will comply with all laws and regulations now or hereafter in force relating to the keeping down and extermination of the same respectively and applicable to the Rural Lands Protection Board of the district where the said demised Property is situated and will indemnify the Lessor

against all actions and proceedings in respect of the breach or non-performance of the Lessee of any statutory duty to keep down and exterminate the said vermin and noxious animals and noxious plants and weeds on the Property.

(ii) The Lessee will during the term of this Lease and any extension of it use effective means of removing and keeping down the weeds known as blackberry, briars and serrated tussock, at its own cost.

(e) Observe Statutory Provisions

The Lessee will at all times during the currency of this Lease comply with any statute affecting the Property or the way the Lessee uses the Property and will indemnify and keep indemnified the Lessor against any monies ordered to be paid by the Lessor by reason of the default or omission of the Lessee in complying with this requirement. A statute includes a regulation, ordinance, by-law and any other delegated legislation.

(f) Indemnity

The Lessee will indemnify the Lessor against liability for all rates and fees which may be imposed or become payable to the Rural Lands Protection Board of the district where the leased Property is situated and any other rates related to the use of the Property.

(g) Fertilising

The Lessee will, at its own cost, apply fertiliser to the whole of the leased Property during the term of this Lease at the rate mutually agreed by the Lessor and Lessee.

(h) Fences

(i) The Lessee will at its cost, maintain and repair the boundary fences jointly with adjoining owners.

(ii) The Lessee will, at its own cost, maintain and keep all non-boundary fences in good repair and condition which obligation includes making good any damage caused to those fences by fire.

(iii) The Lessee will not cause any new internal paddock subdivisions without the prior written consent of the Lessor.

(i) Trees

The Lessee will not cut down, fell, injure, or destroy any trees on the Property, unless the trees are considered to be dangerous and only with prior written agreement between the Lessor and the Lessee.

(k) ***Fire***

The Lessee shall take all precautions to prevent the outbreak of fire on the Property and to safeguard all livestock and crops against any such outbreak.

(l) ***Stocking Rate***

To ensure that the property is not degraded by overstocking, a limit equivalent to a DSE rate of 4 for the leased Property is agreed to by the Lessee. Any dispute relating to this will be determined by arbitration by the Rural Lands Protection Board or the local Stock and Station Agent and such determination shall be final and conclusive.

7. ESSENTIAL TERMS/COVENANTS

It is hereby expressly agreed and declared that the covenants by the Lessee contained or implied in:

(a) Clause 2, to pay the rent and outgoings;

(b) Clause 6 (a) relating to assignment or sub letting;

(c) Clause 6 (g) relating to fertilising

are essential and fundamental terms of this Lease and the breach, non-observance or non-performance of any one or more of such covenants terms and conditions shall be deemed to be a fundamental breach of this Lease on the part of the Lessee to be observed and performed **PROVIDED THAT** this clause shall not mean or be construed to mean that there are not other fundamental and/or essential terms in this Lease.

It is expressly agreed and declared by the Lessee that upon termination of this Lease or re-entry into possession by the Lessor as a result of any fundamental breach referred to in this clause or otherwise and without prejudice to any other right or remedy contained or implied in this Lease, the Lessee shall pay to the Lessor and the Lessor shall be entitled to recover from the Lessee or any guarantor in any court of competent jurisdiction by way of liquidated damages for such fundamental breach the aggregate or all arrears of the rent to the date of termination, all reasonable costs and disbursements incurred by the Lessor in terminating the lease and re-letting the Property and rent for the period from the date of termination to the end of the term of this Lease **PROVIDED ALWAYS THAT** the Lessor shall refund to the Lessee all amounts received by the Lessor by way of rental for the Property for the period from the date of termination to the end of the term of this Lease.

9. DEFAULT ON RENT BY LESSEE

In the event any rent or any other moneys payable under this Lease remain unpaid for fourteen (14) days after the date appointed for payment of the same or after a reasonable time after notification by the Lessor that payment is due (although no formal or legal demand shall have been made), then:

(a) The Lessee will pay to the Lessor interest at the rate of 10% per annum on any moneys so due by the Lessee, such interest to be calculated from the due date for the payment of such moneys until payment in full of such moneys.

(b) The Lessor reserves the right to remove any and all stock belonging to the Lessee from the leased Property and sell it within 28 days.

10. OTHER DEFAULT BY LESSEE

If at any time during the currency of this Lease the Lessee fails or neglects to perform or observe any of the covenants and obligations on its part contained in this Lease:

(a) the Lessor may perform and complete the same in such manner as he thinks fit and the Lessee shall reimburse to the Lessor the Lessor's expenses of performing and completing the same; and

(b) the Lessor may give to the Lessee fourteen (14) days notice in writing requiring the Lessee to perform or observe this Lease and specifying the default of the Lessee and if the default is not rectified within the said fourteen (14) days the Lessor at his option may determine this Lease, without releasing the Lessee from liability in respect of the breach or non-observance of any such covenants.

11. LESSOR'S RIGHTS

During the term of this Lease and during any renewed term of this Lease, the Lessor shall have the right to enter the leased Property to carry out his rights and obligations under this Lease.

12. ERECTION OF SHEDS ETC

Subject to Section 14 of the *Agricultural Tenancies Act 1990*, should the Lessee erect any sheds or other temporary shelter or other buildings on the said Property such buildings shall remain the property of the Lessor upon the determination of this Lease.

13. MORTGAGEE'S CONSENT

The Lessee shall whenever so required by the Lessor execute any documents reasonably required by the Lessor's mortgagee over the leased Property, when the consent of such mortgagee to this Lease is applied for and shall pay all costs of the Lessor's mortgagee in relation to obtaining such consent and production of certificates of title for registration of this Lease.

15. LESSOR'S COVENANTS

That the Lessee paying the rent under clause 2 and observing and performing all the covenants, stipulations and conditions contained in this Lease or implied on its part to be paid, observed, or performed shall peacefully and quietly hold and enjoy the leased Property during the term of the Lease without any interruption from or by the Lessor or any person rightfully claiming under or in trust for it, subject to the rights of access mentioned in clause 11 above.

16. NO PARTNERSHIP

It is expressly declared that nothing in this Lease shall be deemed to constitute a partnership.

17. NO RELATION OF EMPLOYER AND EMPLOYEE

Nothing in this Lease shall authorise the Lessor to control or direct the manner of carrying out their work by the Lessee or be deemed to constitute between the Lessor and the Lessee the relationship of employer and employee. The Lessee shall indemnify the Lessor for any injuries or loss of income and the like that the Lessee or any other person in the employ of the Lessee, may suffer as a result of its working of the Property, other than such injury or loss arising as a result of the negligence on the part of the Lessor.

18. ARBITRATION

If any dispute shall arise between the parties in relation to any matter whatsoever touching this Lease or the construction of the terms and conditions hereof (including whether the Lessee may have failed or neglected to perform or observe any of their lease obligations herein) then the same shall be referred to a single arbitrator who the parties can agree on and failing this an arbitrator appointed by the Director-General of the New South Wales division of the Australian Institute of Arbitrators and otherwise in accordance with the provisions of the Commercial Arbitration Act 1984.

19. AGRICULTURAL TENANCIES ACT 1990

The parties agree that any improvements to be carried out on the Property within the meaning of Section 6 of the *Agricultural Tenancies Act 1990* are already contained in this Lease and that no compensation is payable in respect of them.

20. WORKERS' COMPENSATION INSURANCE

The Lessee shall be responsible for all labour employed by him in respect of the operations carried out by him pursuant to this Lease and shall take out such Workers' Compensation Insurance cover as may be required pursuant to any Workers' Compensation legislation and will produce to the Lessor evidence of such cover.

21. INSURANCE

The Lessee must at its own expense take out and keep up to date insurance policies over the Property in the joint names of the Lessor and the Lessee as follows:

(a) public risk insurance in respect of the Property that gives a minimum cover for each accident, claim or event of an amount of $10,000,000.00 or if the Lessor notifies the Lessee, any reasonable higher amount

(b) a policy insuring the buildings and improvements on the Property for their full insurable value, against loss or damage because of fire and other risks including water, storm and rainwater damage such insurance to be maintained throughout the term of this Lease.

The Lessee must produce to the Lessor evidence of the cover. The Lessee must not do anything directly or indirectly that might make any insurance on or relating to the Property void or voidable or which might increase the policy premium.

22. SERVICE OF DOCUMENTS

Any document required or permitted to be served on a person for the purposes of this Lease may be served by:

(a) delivering the document to that person; or

(b) leaving the document at the last known place of residence or business of that person; or

(c) sending the document by post, with the postage pre-paid, in an envelope addressed to that person at the usual or last known place of residence or business of that person.

Service on a solicitor or agent currently acting for a person is also sufficient.

Nothing in this clause precludes the use of any other means of service provided by law or by agreement between the parties.

23. COSTS OF LEASE

The Lessee will pay the Lessor's legal costs charges and expenses associated with the negotiation and preparation of the Lease and will pay all costs relating to stamping, registration, obtaining mortgagee's consent and mortgagee's production fees.

24. HOLDING OVER

In the event of the Lessee holding over after the Terminating Date or sooner determination of the Term with the consent of the Lessor, the Lessee shall become a monthly lessee only of the Lessor at a rental payable monthly in advance, the first of such payments to be made on the day following the Terminating Date or sooner date of termination and each of such payments to be at the Rent payable immediately prior to the Terminating Date or sooner date of termination increased by 5 percent (5%) per annum. Such tenancy shall be determinable at any time by either party by giving one (1) month's notice in writing to the other party but otherwise shall be subject to the same covenants and conditions as this Lease or implied as are not inconsistent with a monthly tenancy and no holding over by the Lessee beyond the Terminating Date shall be construed as creating a tenancy from year to year.